EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 1999, except as to Note 11, which is as of March 25, 1999 relating to the consolidated financial statements and financial statement schedule of PSINet Inc. appearing in PSINet Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.


/s/      PricewaterhouseCoopers LLP


Washington, DC
November 29, 1999